UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 1, 2007

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State or Other Jurisdiction of Incorporation)

1-11530	38-2033632
(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48303-0200
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under theExchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 1, 2007, the entities owning Dolphin Mall, Fairlane Town Center and Twelve Oaks Mall (the “Borrowers”) entered into a Second Amended and Restated Secured Revolving Credit Agreement (the “Credit Agreement”) with Eurohypo AG, New York Branch, as Administrative Agent and Lead Arranger (“Eurohypo”), and the various lenders and agents on the signature pages thereto.  The Credit Agreement amends and restates that certain Amended and Restated Secured Revolving Credit Agreement, dated as of August 9, 2006, among the Borrowers, Eurohypo and the various lenders and agents on the signature pages thereto.  The Credit Agreement extends the maturity date to February 14, 2011, with one one-year extension at the option of the Borrowers subject to specified conditions therein.  The Borrowers will pay interest monthly, and the interest rate will continue to be, at the Borrowers’ option, equal to: (i) the greater of (A) Eurohypo’s prime rate and (b) the federal funds rate plus 0.50%, or (ii) LIBOR plus a margin based on the property debt yield of the collateral (0.70% on the closing date).

The Credit Agreement provides for an aggregate commitment of $550 million, an increase of $200 million from the prior agreement, which will be used for general business purposes of The Taubman Realty Group Limited Partnership, a direct subsidiary of Taubman Centers, Inc. Each Borrower has a separate line of credit under the Credit Agreement, and such lines of credit may be reallocated among the Borrowers subject to the restrictions set forth therein. The Credit Agreement is secured by mortgages on Dolphin Mall, Fairlane Town Center and Twelve Oaks Mall. The Company and the entities owning Fairlane Town Center and Twelve Oaks Mall are guarantors under the Credit Agreement. The Credit Agreement also contains various affirmative and negative covenants, including financial covenants, and events of default that are customary for credit facilities of this type.

The foregoing description is qualified in its entirety by (i) the Credit Agreement, a copy of which is attached hereto as Exhibit 4.1, (ii) the Guaranty of Payment, a copy of which is attached hereto as Exhibit 4.2, and (iii) the mortgages of each the Borrowers, copies of which are attached hereto as Exhibits 4.3, 4.4 and 4.5, respectively, all of which are hereby incorporated by reference.
Item 2.03.                                CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01.                                FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The following Exhibits are filed with this report:

Exhibit	Description

4.1
Second Amended and Restated Secured Revolving Credit Agreement, dated as of November 1, 2007, by and among Dolphin Mall Associates Limited Partnership, Fairlane Town Center LLC and Twelve Oaks Mall, LLC, as Borrowers, Eurohypo AG, New York Branch, as Administrative Agent and Lead Arranger, and the various lenders and agents on the signature pages thereto.

4.2	Guaranty of Payment, dated as of November 1, 2007, by and among The Taubman Realty Group Limited Partnership, Fairlane Town Center LLC and Twelve Oaks Mall, LLC.

4.3	Second Amended and Restated Mortgage, dated as of November 1, 2007, by and between Fairlane Town Center LLC and Eurohypo AG, New York Branch, as Administrative Agent.

4.4	Second Amended and Restated Mortgage, dated as of November 1, 2007, by and between Twelve Oaks Mall, LLC and Eurohypo AG, New York Branch, as Administrative Agent.

4.5
Third Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of November 1, 2007, by and between Dolphin Mall Associates Limited Partnership and Eurohypo AG, New York Branch, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2007	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

4.1
Second Amended and Restated Secured Revolving Credit Agreement, dated as of November 1, 2007, by and among Dolphin Mall Associates Limited Partnership, Fairlane Town Center LLC and Twelve Oaks Mall, LLC, as Borrowers, Eurohypo AG, New York Branch, as Administrative Agent and Lead Arranger, and the various lenders and agents on the signature pages thereto.

4.2	Guaranty of Payment, dated as of November 1, 2007, by and among The Taubman Realty Group Limited Partnership, Fairlane Town Center LLC and Twelve Oaks Mall, LLC.

4.3	Second Amended and Restated Mortgage, dated as of November 1, 2007, by and between Fairlane Town Center LLC and Eurohypo AG, New York Branch, as Administrative Agent.

4.4	Second Amended and Restated Mortgage, dated as of November 1, 2007, by and between Twelve Oaks Mall, LLC and Eurohypo AG, New York Branch, as Administrative Agent.

4.5
Third Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of November 1, 2007, by and between Dolphin Mall Associates Limited Partnership and Eurohypo AG, New York Branch, as Administrative Agent.